EXHIBIT B-1



                           RECEIVABLES SALE AGREEMENT


                         dated as of January [__], 2004

                                     between


                          METROPOLITAN EDISON COMPANY,
                                  as Originator

                                       and

                                    [NEWCO],
                                    as Buyer

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I AMOUNTS AND TERMS....................................................1

     Section 1.1   Purchase of Receivables.....................................1
                   -----------------------
     Section 1.2   Payment for the Purchase....................................2
                   ------------------------
     Section 1.3   Purchase Price Credit Adjustments.  ........................4
                   ---------------------------------
     Section 1.4   Payments and Computations, Etc.  ...........................5
                   ------------------------------
     Section 1.5   Transfer of Records.........................................5
                   -------------------
     Section 1.6   Characterization............................................5
                   ----------------

ARTICLE II REPRESENTATIONS AND WARRANTIES......................................6

     Section 2.1   Representations and Warranties of Originator................6
                   --------------------------------------------

ARTICLE III CONDITIONS OF PURCHASE............................................10

     Section 3.1   Conditions Precedent to Purchase...........................10
                   --------------------------------
     Section 3.2   Conditions Precedent to Subsequent Purchases...............10
                   --------------------------------------------

ARTICLE IV COVENANTS..........................................................10

     Section 4.1   Affirmative Covenants of Originator.. .....................10
                   -----------------------------------
     Section 4.2   Negative Covenants of Originator...........................15
                   --------------------------------

ARTICLE V AMORTIZATION EVENTS.................................................16

     Section 5.1   Termination Events.........................................16
                   ------------------
     Section 5.2   Remedies...................................................17
                   --------

ARTICLE VI INDEMNIFICATION....................................................18

     Section 6.1  Indemnities by Originator...................................18
                  -------------------------
     Section 6.2  Other Costs and Expenses....................................20
                  ------------------------

ARTICLE VII MISCELLANEOUS.....................................................20

     Section 7.1   Waivers and Amendments.....................................20
                   ----------------------
     Section 7.2   Notices....................................................20
                   -------
     Section 7.3   Protection of Ownership Interests of Buyer.................21
                   ------------------------------------------
     Section 7.4   Confidentiality............................................21
                   ---------------
     Section 7.5   Bankruptcy Petition........................................22
                   -------------------
     Section 7.6   CHOICE OF LAW..............................................22
                   -------------
     Section 7.7   CONSENT TO JURISDICTION....................................22
                   -----------------------
     Section 7.8   WAIVER OF JURY TRIAL.......................................23
                   --------------------
     Section 7.9   Integration; Binding Effect; Survival of Terms.............23
                   ----------------------------------------------

     Section 7.10  Counterparts; Severability; Section References.............23
                   ----------------------------------------------


                             Exhibits and Schedules

EXHIBIT I     --   Definitions

EXHIBIT II    --   Principal Place of Business; Location(s) of Records;
                   Federal Employer Identification Number; Other Names

EXHIBIT III   --   Post Office Boxes; Collection Accounts; Collection Banks

EXHIBIT IV    --   Form of Compliance Certificate

EXHIBIT V     --   Credit and Collection Policy

EXHIBIT VI    --   Form of Subordinated Note

EXHIBIT VII        Defined Terms from Section 9.1(K)

SCHEDULE A    --   List of Documents to Be Delivered to Buyer Prior to the
                   Purchase

                                                    SABW Draft
                                                    December 4, 2003


                           RECEIVABLES SALE AGREEMENT


          THIS RECEIVABLES SALE AGREEMENT, dated as of January [___], 2004, is by and between METROPOLITAN EDISON COMPANY, a Pennsylvania corporation ("Originator"), and [NEWCO], a Delaware limited liability company ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


                             PRELIMINARY STATEMENTS

          Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

          Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

          Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of January [__], 2004 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Originator, as Servicer, Jupiter Securitization Corporation ("Conduit"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for the Purchasers thereunder (in such capacity, the "Agent").

                                   ARTICLE I

                                AMOUNTS AND TERMS

          Section 1.1  Purchase of Receivables.
                       -----------------------

          (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, (i) effective on the date hereof, the Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from the Originator, all of the Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof, together, in each case, with all Related Security relating thereto and all Collections thereof and (ii) from and after the date hereof, the Originator hereby agrees to sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase from the Originator, all of the Originator's right, title and interest in and to all Receivables originated by it from and after the date hereof, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, Buyer shall acquire all of the Originator's right, title and interest in and to all Receivables originated by it and existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof, and Buyer shall be obligated to pay the Purchase Price for each Receivable, its Related Security and Collections in accordance with Section 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the Originator deliver, and the Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

          (b) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of "accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3 hereof, each sale of Receivables hereunder is made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

          Section 1.2  Payment for the Purchase.
                       ------------------------

          (a) The Purchase Price for the Purchase of Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the "Initial Cutoff Date") shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:

               (i) first, by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement after the payment of its operating costs and any amounts payable under the Purchase Agreement, and

               (ii) second, the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount and (C) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date).

Each Receivable coming into existence after the Initial Cutoff Date shall be sold or contributed to the Buyer on the Business Day immediately following the day such Receivable was originated and the Purchase Price for such Receivable shall be due and owing in full by Buyer to Originator on such Business Day (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

          (b) With respect to any Receivables sold or contributed hereunder after the Initial Cutoff Date, on the first Business Day after such Receivable is originated, such Receivable shall be transferred to Buyer and on such date of Purchase, Buyer shall pay the Purchase Price therefor in the following manner:

               (i) first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;

               (ii) second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and

               (iii) third, unless the Termination Date shall have been declared pursuant to Section 5.2, by accepting a contribution of Receivables to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.2(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent or the Purchasers. The Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

          (c) From and after the Termination Date, Originator shall not be obligated to (but may, at its option): (i) sell Receivables to Buyer, or
(ii) contribute Receivables to Buyer's capital pursuant to clause third of
Section 1.2(b) unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans or otherwise.

          (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be paid in full by Buyer to Originator on the date such Receivable is purchased, a precise reconciliation of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for such Calculation Period. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to
Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid. On each Settlement Date, Originator shall determine the net increase or the net reduction in the outstanding principal amount of the Subordinated Note occurring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records. Originator hereby agrees that within three (3) Business Days after Buyer so requests, Originator will provide Buyer with a current report of daily sales giving rise to Receivables purchased hereunder and a current daily report of Collections received.

          Section 1.3  Purchase Price Credit Adjustments.
                       ---------------------------------

          (a)  If on any day the Outstanding Balance of a Receivable is:

               (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables),

               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

          (b)  if any of the representations and warranties set forth in
Article II are no longer true with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Receivable in the case of clause (b). If such Purchase Price Credit exceeds the Purchase Price for of the Receivables sold by Originator on such day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash within [5 Business Days] thereafter, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note to the extent permitted thereunder.

          Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          Section 1.5  Transfer of Records.
                       -------------------

          (a) In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of Buyer or the Agent as Buyer's assignee, Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

          (b) Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

          Section 1.6 Characterization. (a) If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator's right, title and interest in, now owned or hereafter acquired in, to and under all of its Receivables now existing and hereafter arising, and in all Collections, Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments related to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. Originator hereby authorizes the Buyer (or its assigns), within the meaning of
Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

          (b) Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted by the Purchase Agreement. Originator agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case without regard to whether specific reference is made to Buyer's assigns in the provisions of this Agreement which set forth such rights and remedies) and Originator agrees to cooperate fully with the Agent and the Purchasers in the exercise of such rights and remedies. Originator further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer as of the date hereof and as of the date of each Purchase that:

          (a) Corporate Existence and Power. Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Originator is (i) duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect and (ii) has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted other than any licenses, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Originator of this Agreement and each other

Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator's use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

          (c) No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder (x) do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any agreement, contract or instrument to which it or FirstEnergy is a party or by which it or FirstEnergy or any of its or FirstEnergy's property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or FirstEnergy, or its or FirstEnergy's property, unless, in each case, such contravention or violation could not reasonably be expected to have a Material Adverse Effect and (y) do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder and the obtaining of authorization by MetEd from the Pennsylvania Public Utility Commission, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. Other than as disclosed in MetEd's December 31, 2002 10-K and September 30, 2003 10-Q filed with the Securities and Exchange Commission.(1) There are no actions, suits or proceedings pending, or to the best of Originator's knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body that could reasonably be expected to have a Material Adverse Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental body, which default could reasonably be expected to have a Material Adverse Effect.

          (f) Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or


-------------------

(1) MetEd to advise if any 8-Ks filed since September 30, 2003.

in connection with this Agreement, any Periodic Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

          (h) Use of Proceeds. No proceeds of the Purchases hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Sections 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) Good Title. Immediately prior to each Purchase hereunder, Originator shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. Originator is

          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.

          (k) Places of Business; Locations of Records; Organizational Information. The address(es) of the principal places of business, chief executive office of Originator for the past six (6) years and the offices where it keeps and has kept all of its Records for the past six (6) years are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 7.2 in jurisdictions where all action required by Section 7.3 has been taken and completed. Originator is organized as a corporation under the laws of the Commonwealth of Pennsylvania. Originator is not organized under the laws of any other jurisdiction. Originator's Pennsylvania organizational identification number (if applicable) and Federal Employer Identification Number are correctly set forth on
Exhibit II.

          (l)  Collections. The conditions and requirements set forth in
Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Post Office Box, are listed on Exhibit III. The Collection Agent has delivered to the Agent P.O. Box Transfer Notices with respect to each Post Office Box and Collection Account Agreements and Intercreditor Agreements with respect to each Collection Account. Originator has not granted, nor allowed the Collection Agent to grant, to any person, other than the Buyer as contemplated by the Purchase Agreement, the P.O. Box Transfer Notices, the Collection Account Agreements and Intercreditor Agreements, or to any other Person party to the Intercreditor Agreement as a [Creditor], dominion and control of any Post Office Box or Collection Account, or the right to take dominion and control of any such Post Office Box or Collection Account at a future time or upon the occurrence of a future event.

          (m) Material Adverse Effect. Since December 31, 2002, no event has occurred that would have a Material Adverse Effect.

          (n) Names. In the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than as listed on
Exhibit II.

          (o) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding membership interests of Buyer, free and clear of any Adverse Claim. Such membership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other similar rights to acquire member interests or other equity interests or securities of Buyer.

          (p) Not a Holding Company or an Investment Company. Originator is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q) Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), unless such contravention could not reasonably be expected to have a Material Adverse Effect. No part of any Contract related to any Receivable is in violation of any such law, rule or regulation, except where such violation could not reasonably be expected to have a Material Adverse Effect.

          (r) Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and has not made any change to such Credit and Collection Policy other than as permitted under
Section 7.2(c) of the Purchase Agreement and in compliance with the notification requirements in Section 7.1(a)(vii) of the Purchase Agreement.

          (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase hereunder was an Eligible Receivable on such date.

          (v) Accounting. The manner in which Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

          (w) Collection of Third Party Amounts. Other than Tax Amounts, no portion of the Collections in respect of any Receivable represents amounts that it is collecting on behalf of third parties.

          (x) Financial Condition: No Fraudulent Conveyance. Originator is not insolvent nor the subject of any proceeding under the Federal Bankruptcy Code, and the sale and assignment of the Receivables on each Purchase Date is not being made in contemplation of the occurrence thereof. Originator is not transferring nor will Originator transfer Receivables with the intent to hinder, delay or defraud any Person.

                                  ARTICLE III

                             CONDITIONS OF PURCHASE

          Section 3.1 Conditions Precedent to Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

          Section 3.2 Conditions Precedent to Subsequent Purchases. Buyer's obligation to pay for Receivables coming into existence after Initial Cutoff Date shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request. Originator represents and warrants that the representations and warranties set forth in Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

                                   ARTICLE IV

                                    COVENANTS

          Section 4.1 Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

          (a) Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

               (i) Annual Reporting. Within 105 days after the close of each of its fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Originator and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (and its assigns) by independent public accountants acceptable to Buyer (and its assigns).

               (ii) Quarterly Reporting. Within 50 days after the close of the first three (3) quarterly periods of each of its fiscal years, a balance sheet of Originator and its consolidated Subsidiaries as at the close of each such period and a statement of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

               (v) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Conduit, copies of the same.

               (vi) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's consent thereto.

               (vii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables, the Buyer's rights in the Receivables, the Related Security and Collections or hereunder or the condition or operations, financial or otherwise, of Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

Any report, statement or other material required to be delivered pursuant to this clause (a) shall be deemed to have been furnished to the Buyer on date that such report, statement or other material is posted on the Securities and Exchange Commission's website at www.sec.gov; provided that Originator shall furnish paper copies of such reports, statements or other materials upon the reasonable request therefor by Buyer until Originator receives notice from the Agent to cease delivering such paper copies.

          (b) Notices. Originator will notify the Buyer (and its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of any one of Originator's Authorized Officers.

               (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originator and its Subsidiaries exceeds $10,000,000, or (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Originator.

               (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

               (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which Originator is a debtor or an obligor.

               (v) Downgrade of Originator. Any downgrade in the rating of any Indebtedness of Originator by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

          (c) Compliance with Laws and Preservation of Corporate Existence. (i) Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. (ii) Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

          (d) Audits. Originator will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Originator will, from time to time during regular business hours as reasonably requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees of having knowledge of such matters; provided, however that during any Monthly Reporting Period and so long as no Termination Event has occurred, the Originator shall be responsible for the costs and expenses of only one such audit during any one-year period.

          (e)  Keeping and Marking of Records and Books.
               ----------------------------------------

               (i) Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give Buyer (and its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the reasonable request of Buyer (or its assigns) following the occurrence of a Termination Event, (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and
          (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f) Compliance with Contracts and Credit and Collection Policy. Originator will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g) Ownership. Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

          (h) Purchasers' Reliance. Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement, (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1 and (iv) will take such other actions as are reasonably necessary on its part to ensure that the facts and assumptions set forth in the opinion of Pillsbury Winthrop LLP, as counsel for Buyer, in connection with the closing or initial Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (i) Collections. Originator will cause (1) all Collections to be remitted to either a Post Office Box or a Collection Account, (2) all proceeds from all Post Office Boxes to be directly deposited by the Collection Agent into a Collection Account, (3) each Post Office Box and Collection Account to be subject at all times to a P.O. Box Transfer Notice and a Collection Account Agreement and an Intercreditor Agreement, respectively, that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will cause the Collection Agent to maintain exclusive ownership, dominion and control (subject to the terms of this Agreement and the Purchase Agreement) of each Post Office Box and Collection Account to Buyer and, will not grant, nor allow the Collection Agent to grant, the right to take dominion and control of any Post Office Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

          (j) Taxes. Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing. Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          (k) Insurance. Originator will maintain in effect, or cause to be maintained in effect, at its own expense, such casualty and liability insurance as it deems appropriate in its good faith business judgment. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, its obligations hereunder.

          Section 4.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

          (a) Name Change, Offices and Records; Change of Jurisdiction. Originator will not change its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or identity, corporate structure or any jurisdiction of organization or relocate its chief executive office or any office where records are kept unless it shall have: (i) given Buyer (and its assigns) at least forty-five (45) days' prior written notice thereof, (ii) delivered to Buyer (and its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change so that Buyer (or its assigns) continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security and any Collections thereon, and (iii) in the case of a change of the jurisdiction of organization, delivered to the Buyer (and its assigns) an opinion of counsel in form and substance satisfactory to the Buyer (and its assigns) as to such organization and the Originator's valid existence and good standing and the perfection and priority of the Buyer's (and its assigns') ownership or security interest in the Receivables, the Related Security and any Collections thereon.

          (b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Post Office Box or Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change, and (ii) with respect to the addition of a Collection Bank or a Collection Account or Post Office Box, an executed Collection Account Agreement, Intercreditor Agreement and Post Office Box Transfer Notice, respectively, with respect to the new Collection Account or Post Office Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Post Office Box.

          (c) Modifications to Contracts and Credit and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without the Buyer's consent. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the material terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy without the Buyer's consent.

          (d) Sales, Liens. Originator will not, and will not allow the Collection Agent to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Post Office Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator. Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

          (e) Accounting for Purchase. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

                                   ARTICLE V

                               TERMINATION EVENTS

          Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a)  Originator shall:

               (i) fail to make any payment or deposit required hereunder or under any other Transaction Document and such failure continues for five (5) Business Days; or

               (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
          (a) and paragraph 5.1(e)) and such failure shall continue for (A) in the case of any covenant set forth in paragraphs (a)(viii), (b)(v),
          (e) or (j) of Section 4.1, thirty (30) days after the earlier of
          (1) the date upon which any Authorized Officer of such the Originator obtains actual knowledge of such failure and (2) the date upon which the Originator receives written notice of such failure from the Buyer,
          (B) in the case of the covenant set forth in clause (i) of
          Section 4.1(c), ten (10) days after the earlier of (1) the date upon which any Authorized Officer of the Originator obtains actual knowledge of such failure and (2) the date upon which the Originator receives written notice of such failure from the Buyer and (C) except as provided in the preceding clauses (A) and (B), five (5) Business Days after the earlier of (1) the date upon which any Authorized Officer of the Originator obtains actual knowledge of such failure and (2) the date upon which the Originator receives written notice of such failure from the Buyer.

          (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been materially incorrect when made or deemed made (except that the materiality standard in this subsection (b) shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms).

          (c) Failure of Originator to pay any Indebtedness when due in excess of $20,000,000 in the aggregate; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (d) (i) Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iii) Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) or (ii) of this subsection (d).

          (e)  A Change of Control shall occur.

          (f) One or more final judgment(s) for the payment of money in excess of $10,000,000, individually or in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall remain unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

          (g) This Agreement shall terminate in whole or in part (except in accordance with its terms) or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Originator, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Buyer (or its assigns) shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

          Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originator. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI

                                 INDEMNIFICATION

          Section 6.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of such Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

               (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

               (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of the Indemnified Parties to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification but subject to the same limitations, Originator shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

               (i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy or insolvency of the Obligor or the Obligor's financial inability to pay) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;

               (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Termination Event described in Section 5.1(d);

               (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the

          Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

               (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

               (xii) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; and

               (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

          Section 6.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all actual and documented costs and reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other Transaction Documents delivered hereunder and any documents delivered in connection with any restructuring or workout of this Agreement or the documents, or the administration of this Agreement following a Termination Event.

                                  ARTICLE VII

                                  MISCELLANEOUS

          Section 7.1  Waivers and Amendments.
                       ----------------------

          (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

          Section 7.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, facsimile or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by facsimile, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

          Section 7.3  Protection of Ownership Interests of Buyer.
                       ------------------------------------------

          (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the Buyer's interests in the Receivables, Related Security and Collections and the Purchaser Interests, or to enable Buyer (and its assigns) to exercise and enforce their rights and remedies hereunder. After the occurrence of a Termination Event, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

          (b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 7.4  Confidentiality.
                       ---------------

          (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the Conduit and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Anything herein to the contrary notwithstanding, Buyer, Originator, Servicer, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

          (c) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Conduit by each other,
(ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative, or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 7.5 Bankruptcy Petition. Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 7.7 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR

CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 7.9  Integration; Binding Effect; Survival of Terms.
                       ----------------------------------------------

          (a) This Agreement, the Subordinated Note, each Collection Account Agreement and any other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of
Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

          Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.



                                          METROPOLITAN EDISON COMPANY


                                          By:___________________________________
                                          Name:
                                          Title:


                                                       Address:


                                          [NEWCO]


                                          By:___________________________________
                                          Name:
                                          Title:


                                                        Address:

                                                    SABW Draft
                                                    December 4, 2003


                                    EXHIBIT I
                                    ---------

                                   DEFINITIONS

          This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

          "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

          "Agreement" means the Receivables Sale Agreement, dated as of January [___], 2004, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

          "Authorized Officer" means, with respect to Originator, its corporate controller, treasurer or chief financial officer.

          "Business Day" means any day on which the Originator is open for business and on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

          "Buyer" has the meaning set forth in the preamble to the Agreement.

          "Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

          "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Originator.

          "Conduit" has the meaning set forth in the preamble to the Agreement.

          "Credit and Collection Policy" means Originator's customary credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

          "Default Fee" means a per annum rate of interest equal to the sum of
(i) the Prime Rate, plus (ii) 2% per annum.

          "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of
(i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Originator and Buyer agree to make such change.

          "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of Originator and its Subsidiaries, (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

          "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

          "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

          "Originator" has the meaning set forth in the preamble to the Agreement.

          "Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

          "Purchase" means each purchase or receipt of a contribution pursuant to Section 1.1(a) of the Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

          "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.


                                  Exhibit I-2

          "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal
(i) the product of (x) the Original Balance of such Receivables, multiplied by
(y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

          "Purchase Price Credit" has the meaning set forth in Section 1.3 of the Agreement.

          "Purchaser" means the Conduit or a Financial Institution, as applicable.

          "Receivable" means all indebtedness and other obligations owed to Originator (without giving effect to any transfer or conveyance under the Agreement) or in which Originator or Buyer has a security interest or other interest, whether or not the Seller or Originator has billed any Obligor therefor and whether or not the Originator has received payment therefor if such payment (in cash or credit) has not been applied to the respective Obligor's account, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or power or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction, provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

          "Related Security" means, with respect to any Receivable:

               (i) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

               (ii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (iii) all service contracts and other contracts and agreements associated with such Receivable,

               (iv) all of Seller's right, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable,


                                  Exhibit I-3

               (v) all Records related to such Receivable, and

               (vi) all proceeds of any of the foregoing.

          "Required Capital Amount" means, as of any date of determination, an amount equal to [_____________].

          "Settlement Date" means the [________] day of each calendar month.

          "Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.

          "Subordinated Note" means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Termination Date" means the earliest to occur of (i) the Business Day immediately prior to the occurrence of a Termination Event set forth in
Section 5.1(d), (ii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and
(iii) the date which is fifteen (15) Business Days after Buyer's receipt of written notice from the Originator that it wishes to terminate the facility evidenced by this Agreement.

          "Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

          "Transaction Documents" means, collectively, this Agreement, each Collection Account Agreement, each P.O. Box Transfer Notice, each Intercreditor Agreement, the Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.


                                  Exhibit I-4

                                                    SABW Draft
                                                    December 4, 2003


                                   EXHIBIT II
                                   ----------

         PLACES OF BUSINESS; LOCATIONS OF RECORDS; STATE ORGANIZATIONAL
      IDENTIFICATION NUMBER(S); FEDERAL EMPLOYER IDENTIFICATION NUMBER(S);
                                   OTHER NAMES

METROPOLITAN EDISON COMPANY

Places of Business:

2800 Pottsville Pike
Reading, PA 19640

Locations of Records:

76 South Main Street
Akron, OH 44308

Federal Employer Identification Number:

25-0870160

Pennsylvania Organizational Identification Number

N/A

Corporate, Partnership Trade and Assumed Names:

MetEd, GPU Energy

                                   EXHIBIT III
                                   -----------

            POST OFFICE BOXES; COLLECTION ACCOUNTS; COLLECTION BANKS

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE

          This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of January [___], 2004, between Metropolitan Edison Company ("Originator") and [Newco] (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.  I am the duly elected ______________ of Originator.

          2. I, or persons under my supervision, have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct in all material respects.

          5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

          This certificate is being delivered solely in satisfaction of
Section 4.1(a)(iii) of the Agreement, and no personal liability will attach to the undersigned officer for statements and certifications made in good faith.

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______, 20__.



                                          --------------------------------------
                                          [Name]

                                    EXHIBIT V
                                    ---------

                          CREDIT AND COLLECTION POLICY

                              Please see attached.

                                   EXHIBIT VI
                                   ----------

                            FORM OF SUBORDINATED NOTE

                                SUBORDINATED NOTE

                                                            ______________, 20__


          1. Note. FOR VALUE RECEIVED, the undersigned, [NEWCO], a Delaware limited liability company ("SPV"), hereby unconditionally promises to pay to the order of METROPOLITAN EDISON COMPANY, a Pennsylvania corporation (together with its transfers or assigns, the "Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of January [____], 2004 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

          2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Prime Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

          3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

          4.  Subordination. The indebtedness evidenced by this Subordinated
Note is subordinated on the terms set forth below to the prior payment in full of all of SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of January [____], 2004 by and among SPV, Originator, as Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) Originator may demand, and SPV shall, to the extent of funds available in accordance with the provisions of this Subordinated Note and the Purchase Agreement, make, within five (5) Business Days of such demand (whether or not the Termination Date or the Collection Date has occurred), payments to Originator in respect of the indebtedness under this Subordinated Note, as and to the extent SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

          5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

          6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

          7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

          8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

          9. Assignment. This Subordinated Note may be assigned, pledged or transferred to any party by the Originator without the prior written consent of the Agent and any such attempted transfer shall be void.

                                          [Newco]



                                          By: __________________________________
                                              Title

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL


                             Amount of                  Amount of               Unpaid
                           Subordinated                 Principal              Principal            Notation made
Date                           Loan                        Paid                 Balance                   by
----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

----------------     --------------------------     -------------------    ------------------     -------------------

                                   SCHEDULE A

                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE